CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our Firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of Investment Managers Series Trust II regarding AXS Multi-Strategy Alternatives Fund, AXS Alternative Growth Fund, AXS Managed Futures Strategy Fund, AXS Aspect Core Diversified Strategy Fund, AXS Chesapeake Fund and AXS IPM Systematic Macro Fund, each a series of Investment Manager Series Trust II.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

October 17, 2019